Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-202995) of Nexvet Biopharma public limited company of our report dated September 3, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers
Melbourne, Australia
September 3, 2015